Exhibit 99.1

Medicine Man Technologies Provides an Annual Meeting and CEO Search Update

DENVER, CO, June 25, 2018 --- Medicine Man Technologies Inc. (OTCQB: MDCL) (“Medicine Man Technologies” or “Company”), one of the United States' leading cannabis branding and consulting companies today provided an update on its annual meeting and CEO search planning.

At its annual meeting held on the 9th of June at its corporate offices in Denver, Colorado, the Company is pleased to report securing a quorum and the passage of all proposals that were put forth for Shareholder approval including 1) the re-appointment of Mr. Brett Roper and Mr. James Toreson to the Board serving two (2) year terms, 2) expansion of its 2017 qualified employee stock plan, and 3) appointment of BF Borgers, CPAs as its auditor for the upcoming year.

Mr. Brett Roper, current CEO and co-founder of Medicine Man Technologies has asked that the Board of Directors initiate a search for his replacement as CEO in anticipation of his taking on new responsibilities related to new business development as well as remaining a Board member. A newly commissioned search committee that Mr. Andy Williams, Chairperson and co-founder will be coordinating this effort as we begin consideration of qualified applicants. An email address at ceosearch@medicinemantechnologies.com has been created for those wishing to express an interest in the position.

As a part of this transition, Mr. Joshua Haupt has accepted the role of Chief Operating Officer at a Board Meeting held on the 8th of June and has assumed responsibility for the day to day operations that Mr. Roper had been overseeing up to that point in time.

Brett Roper, Medicine Man Technologies’ co-founder, and CEO commented, “I am very pleased with the progress of the Company since its founding in early 2014 but feel at this time, securing a qualified replacement with the requisite experience to manage to our evolution within this industry will be critical to continuation of that success into the future. As my duties evolve through the balance of this year, I am looking forward to a smooth and orderly transition as we work to identity and install this new key officer within our Company. I am particularly excited to continue to work with Josh Haupt in his assumption of the vacant role of COO as we continue our quest to excel as extraordinary service providers in this space.”

Andy Williams, Chairperson of Medicine Man Technologies’ Board of Directors stated, “I am looking forward to the opportunities ahead of us and appreciate Brett’s hard work over the years with our team in getting us to this moment in time for next level growth. We are working on some very exciting business development opportunities internationally that are requiring more and more of Brett’s experience and skills so the opportunity for him to transition into a new role for the Company seems very timely as we seek out his replacement as CEO. We plan to move ahead as quickly as possible with this search so that by late summer we have identified a suitable candidate and ready for the onboarding process.”

Established in March 2014, the Company secured its first client/licensee in April 2014. To date, the Company has provided guidance for several clients that have successfully secured licenses to operate cannabis businesses within their state. The Company currently has or has had active clients in California, Iowa, Oregon, Colorado, Nevada, Illinois, Michigan, Arkansas, Pennsylvania, Florida, Ohio, Maryland, New York, Massachusetts, Puerto Rico, Canada, Australia, Germany, and South Africa. We continue to focus on working with clients to 1) utilize its experience, technology, and training to help secure a license in states with newly emerging regulations, 2) deploy the Company's highly effective variable capacity constant harvest cultivation practices through its deployment of Cultivation MAX, and eliminate the liability of single grower dependence, 3) avoid the costly mistakes generally made in start-up, 4) stay engaged with an ever expanding team of licensees and partners, all focused on quality and safety that will "share" the ever-improving experience and knowledge of the network, and 5) continuing the expansion of our Brands Warehouse concept through entry into industry based cooperative agreements and pursuing other acquisitions as they prove suitable to our overall business development strategy.

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Safe Harbor Statement

This press release may contain forward looking statements which are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected, including statements related to the amount and timing of expected revenues and any payment of dividends on our common and preferred stock, statements related to our financial performance, expected income, distributions, and future growth for upcoming quarterly and annual periods. These risks and uncertainties are further defined in filings and reports by the Company with the U.S. Securities and Exchange Commission (SEC). Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in our filings with the Securities and Exchange Commission. Among other matters, the Medicine Man Technologies may not be able to sustain growth or achieve profitability based upon many factors including, but not limited to, general stock market conditions. Reference is hereby made to cautionary statements set forth in the Company's most recent SEC filings. We have incurred and will continue to incur significant expenses in our expansion of our existing and new service lines, noting there is no assurance that we will generate enough revenues to offset those costs in both the near and long term. Additional service offerings may expose us to additional legal and regulatory costs and unknown exposure(s) based upon the various geopolitical locations where we will be providing services, the impact of which cannot be predicted at this time.

To be added to our distribution list, please email, MDCL@kcsa.com with MDCL in the subject line.  For more information, visit us at … www.medicinemantechnologies.com , www.threealight.com or www.successnutrients.com

Contact Information: info@medicinemantechnologies.com

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